Exhibit 99.1

Rise Gold Announces Share Consolidation Effective

December 16, 2019 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) announces that the Company has completed the 1 for 10 reverse split (consolidation) of the Company’s authorized and issued shares of common stock with a par value of US$0.001 per share (the “Reverse Split”) described in its November 25, 2019 news release. The reverse split is effective immediately. Effective at the commencement of trading today, December 16, 2019, the Company will begin trading on the Canadian Securities Exchange and the OTCQB on a post consolidated basis (there is no name change or ticker symbol change in connection with the Reverse Split). The new CUSIP and ISIN are 76760M200 and US76760M2008, respectively.

Please note that all open orders were cancelled at the end of business on December 13, 2019. Dealers are reminded to re-enter their orders taking into account the share consolidation.

A letter of transmittal with respect to the Reverse Split will be mailed to registered shareholders of the Company. All registered shareholders with physical certificates will be required to send their respective certificates representing pre consolidated common shares along with a completed letter of transmittal to the Company’s transfer agent, Capital Transfer Agency (“CTA”), in accordance with the instructions provided in the letter of transmittal. Additional copies of the letter of transmittal can be obtained through CTA. All shareholders who submit a duly completed letter of transmittal along with their respective pre consolidated common share certificate(s) to CTA, will receive a post consolidation share certificate.

Shareholders who hold their common shares through a broker or other intermediary and do not have common shares registered in their name, will not need to complete a letter of transmittal.

Capital Transfer Agency, the Company’s transfer agent, will act as exchange agent for the reverse split. Please contact Capital Transfer Agency at info@capitaltransferagency.com or by calling (416)-350-5007.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update or publicly release any revisions to forward-looking statements or information except as required by law.